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                                                                   Exhibit 10.36

                            SECURED PROMISSORY NOTE

San Diego, California
$4,820,343.14                                                      April 2, 2001


        1. Promise to Pay. For good and valuable consideration, the undersigned, Michael L. Robertson ("Borrower"), unconditionally promises to pay to the order of MP3.com, Inc., a Delaware corporation ("Lender" or the "Company"), at 4790 Eastgate Mall, San Diego, California 92121-1970, or at such other place as the holder hereof may from time to time designate by written notice to Borrower, the principal sum of Four Million Eight Hundred Twenty Thousand Three Hundred Forty-Three and 14/100 Dollars ($4,820,343.14), or such amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note until paid on the unpaid principal balance at the rate of six and 75/100 percent (6.75%) per annum, compounded annually, computed on the basis of the actual number of days elapsed and a year of 360 days. This Note and the obligations of Borrower hereunder are secured by a Pledge and Security Agreement between Borrower and Lender of even date herewith (the "Security Agreement"). The holder of this Note shall have full recourse to all assets and properties of the Borrower, including without limitation the Collateral (as defined in the Security Agreement) pledged to Lender in the Security Agreement, which Collateral shall be held in escrow pursuant to the terms of an Escrow Agreement between Borrower, Lender and the Escrow Agent named therein of even date herewith (the "Escrow Agreement"); provided, however, Lender acknowledges and agrees that it shall have no recourse to Borrower's principal residence. This Note, the Security Agreement, the Escrow Agreement and all other documents and instruments executed in connection herewith or therewith are collectively referred to as the "Loan Documents."

        2. Payment. The entire outstanding principal balance plus all accrued interest and all other unpaid fees or other amounts to be paid or reimbursed by Borrower pursuant to the Loan Documents shall be due and payable on the earlier to occur of (i) the date that is one (1) year after the date of this Note, and
(ii) the date of consummation of any event, including but not limited to any merger, sale, acquisition or other transaction, whereby the stockholders of the Company are entitled to receive, in exchange for their shares of Common Stock of the Company, cash or publicly-traded securities (such earlier date is referred to herein as the "Demand Date"), provided, however, that all fees, expenses and costs described in Section 7 below shall be payable upon demand. All payments shall be applied first to fees and expenses to be paid or reimbursed by Borrower pursuant to the Loan Documents, then to accrued interest, and then to the principal balance. All payments shall be made in lawful money of the United States.

        3. Prepayment. The Borrower may from time to time prepay in whole or in part without penalty or premium the principal hereof. Any prepayment of principal shall be accompanied by payment of accrued interest on such principal to the date of such prepayment.

        4. Use of Proceeds. The proceeds of this Note shall be used by Borrower for the purpose of meeting a margin call.


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        5. Representations and Warranties. Borrower represents and warrants to
Lender as follows:

            (a) Authorization. Each Loan Document has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

            (b) No Conflict. The execution, delivery and performance of each Loan Document by Borrower, and the compliance with the terms and conditions hereof and thereof by Borrower, does not, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms or conditions of, constitute a default under, or violate (i) any material agreement to which Borrower is a party, or (ii) any judgment, decree, order, law, rule or regulation applicable to Borrower.

            (c) Litigation. There is no unsatisfied judgment, award, order, writ, injunction, arbitration, decision or decree outstanding or any litigation, proceeding, claim or investigation pending or, to the best knowledge of Borrower, threatened against Borrower which may adversely affect the ability of Borrower to enter into and perform Borrower's obligations under the Loan Documents.

            (d) Accuracy of Representations and Warranties; Disclosure. No representation or warranty of Borrower set forth in this Note or any other Loan Document, or any certificate or written statement furnished by Borrower for use in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

        6. Events of Default.

            (a) At the option of the holder hereof, this Note shall become immediately due and payable, without notice or demand, upon the occurrence at any time of any of the following events of default (each event described under subsection (a) or (b) below, an "Event of Default" or a "Default"):

               (i) Any representation or warranty made by Borrower herein or in connection with any other Loan Document shall prove to have been false or incorrect in any material respect when made; or

               (ii) Failure of Borrower to completely perform or observe when due, any condition, covenant or obligation of Borrower herein or in connection with any other Loan Document (including without limitation Borrower's obligation to pay principal and interest due hereunder).

            (b) This Note shall automatically become due and payable, without notice or demand and without the need for any action or election by the holder hereof, upon the occurrence at any time of any of the following Events of
Default:


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               (i) The making of an assignment for the benefit of creditors by
        Borrower; the voluntary appointment (at the request of any such party or with the consent of any such party) of a receiver, custodian, liquidator or trustee in bankruptcy of the property of Borrower; the filing by Borrower of a petition in bankruptcy or an adjudication of Borrower as bankrupt or insolvent; or the filing by Borrower of any petition or answer seeking or acquiescing in any relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors; or

               (ii) The filing against Borrower of a petition seeking any relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other similar relief for debtors, or the involuntary appointment of a receiver, custodian, liquidator or trustee in bankruptcy of the property of Borrower, and such petition or appointment is not vacated or discharged within thirty (30) days after the filing or making thereof.

Borrower shall promptly give notice in writing to Lender of the occurrence of any Event of Default or any event reasonably likely to result in the occurrence of an Event of Default.

        7. Expenses. If this Note is not paid when due, whether at maturity or by acceleration, the undersigned promises to pay all costs of collection, including without limitation reasonable attorneys' fees, and all expenses in connection with the protection or realization of any collateral securing this Note or the enforcement of any guaranty hereof incurred by the holder hereof on account of such collection, whether or not suit is filed hereon; and such costs and expenses shall include without limitation all costs, attorneys' fees and expenses incurred by the holder hereof in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Borrower, which in any way affect the exercise by the holder hereof of its rights and remedies under this Note. The amount of such costs and expenses shall be repaid to the holder hereof upon written demand therefor. Should interest not be paid when due, it shall thereafter bear like interest as the principal.

        8. Maximum Rate. Anything in this Note or any of the other Loan Documents to the contrary notwithstanding, if at any time the rate of interest on the Note together with all fees and charges, if any (collectively, the "Charges"), contracted for, charged, received, taken or reserved by the holder hereof which may be treated as interest under applicable law, computed over the full term of the Note, exceeds the maximum legal limit (if any such limit is applicable) under United States federal law or state law (to the extent not preempted by federal law, if any), now or hereafter governing the interest payable on the Note (the "Maximum Rate"), then the rate of interest on the Note, together with all Charges, shall be limited to the Maximum Rate. If from any circumstances, the holder hereof shall ever receive as interest an amount which would exceed the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance hereunder (whether or not due and payable) and not to the payment of interest.



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        9. Miscellaneous.

            (a) Presentment, demand, protest, notices of protest, dishonor and non-payment of this Note and all notices of every kind are hereby waived. To the extent permitted by applicable law, the defense of the statute of limitations is hereby waived by Borrower.

            (b) No single or partial exercise of any power hereunder shall preclude other or further exercise thereof or the exercise of any other power. The holder hereof shall at all times have the right to proceed against any portion of any security held therefor in such order and in such manner as the holder may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any breach of any of the covenants or conditions of this Note shall be construed to be a waiver of or acquiescence in or a consent to any previous or subsequent breach of the same or any other condition or covenant. The release of any party liable on this Note shall not operate to release any other party liable hereon.

            (c) No right, power or remedy conferred upon or reserved to the holder hereof by this Note is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by this Note to the holder hereof or to which such holder may be entitled may be exercised from time to time and as often as may be deemed expedient by such holder, and such holder may pursue inconsistent remedies.

            (d) This Note shall be governed by and construed in accordance with the internal laws of the State of California without regard to principles of conflicts of laws, except to the extent preempted by United States federal law.

            (e) Time is hereby declared to be of the essence of this Note and of every part hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa. Titles and sections are for convenience only and neither limit nor amplify the provisions of this Note, and all references herein to sections or paragraphs shall refer to the corresponding sections or paragraphs of this Note unless specific reference is made to such sections or paragraphs of another document or instrument.

            (f) If any provision of this Note or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Note and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the maximum extent permitted by law.

            (g) Any and all notices required by this Note shall be personally delivered or sent by certified mail, return receipt requested, or sent by machine confirmed facsimile transmission, addressed to a party at its address set forth below, or at such other address as it may designate to the other party in accordance with this paragraph. A notice shall be deemed effective

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when delivered if personally delivered, four (4) business days following mailing if sent by certified mail, return receipt requested, and upon machine confirmation of transmission when sent by facsimile.

      If to Borrower:                          If to Lender:

      Michael L. Robertson                     MP3.com, Inc.
      c/o MP3.com, Inc.                        4790 Eastgate Mall
      4790 Eastgate Mall                       San Diego, California 92121-1970
      San Diego, California 92121-1970         Attn: Chief Financial Officer
      Telephone: (858) 623-7000                Telephone: (858) 623-7000
      Facsimile: (858) 623-7003                Facsimile: (858) 623-7010
      with a copy to:                          with a copy to:

      ___________________                      Scott N. Wolfe, Esq.
      ___________________                      Latham & Watkins
      ___________________                      12636 High Bluff Drive, Suite 300
      ___________________                      San Diego, California 92130
      Telephone: (___) ____________            Telephone: (858) 523-5400
      Facsimile: (___) ____________            Facsimile: (858) 523-5450

The parties hereto may change their addresses by giving notice thereof to the other parties hereto in conformity with this section.

            (h) This Note may not be assigned by Borrower without the prior written consent of the holder hereof. On or prior to the Demand Date, this Note may not be assigned by Lender without the prior written consent of Borrower, except that Lender may assign this Note to any affiliate of Lender without the consent of Borrower. This Note shall be freely assignable by Lender without the consent of Borrower (i) after the Demand Date, or (ii) upon the occurrence of and during the continuation of an Event of Default. Subject to the foregoing restriction, this Note shall inure to the benefit of the holder hereof, its successors, assigns and representatives and shall bind Borrower, its successors, assigns and representatives. This Note may not be modified, amended or terminated except by a written agreement signed by Borrower and the holder hereof.

            (i) No offset or claim that Borrower now or may in the future have against the holder of this Note shall relieve Borrower from paying any amounts owing hereunder.


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        IN WITNESS WHEREOF, Borrower has executed and delivered this Secured
Promissory Note effective as of the date first written above.


                                            "Borrower"

                                            Michael L. Robertson


                                               /s/ Michael L. Robertson
                                            ------------------------------------






                    Signature Page to Secured Promissory Note
                       executed in favor of MP3.com, Inc.
                               dated April 2, 2001



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